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                                    EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP

                                January 30, 2001

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York  11788

             Re: Globecomm Systems Inc. (the "Company") Registration Statement for Offering of an Aggregate of 919,505 Shares of Common Stock
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Globecomm Systems Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 919,505 shares of the Company's common stock (the "Shares") and related stock options for issuance under the Company's 1997 Stock Incentive Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares issuable under such Plan.


                                Very truly yours,


                                /s/ Brobeck, Phleger & Harrison LLP
                                ---------------------------------------------
                                BROBECK, PHLEGER & HARRISON LLP